Exhibit 10.1

FINAL

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of the 5th day of March, 2021 (the “Effective Date”), by and among FSP ONE RAVINIA DRIVE LLC, a Delaware limited liability company (“One Ravinia Seller”), FSP TWO RAVINIA DRIVE LLC, a Delaware limited liability company (“Two Ravinia Seller”) and FSP ONE OVERTON PARK LLC, a Delaware limited liability company (“Overton Seller”; and together with One Ravinia Seller and Two Ravinia Seller, each a “Seller” and collectively and jointly and severally, “Sellers”), and CP ACQUISITION III LLC, a Florida limited liability company (“Buyer”).  CHICAGO TITLE INSURANCE COMPANY (the “Escrow Agent”) joins in this Agreement for the limited purposes set forth in Section 15.

BACKGROUND

A.This Agreement is made with reference to the following real and personal property (with respect to each of Overton, One Ravinia, and Two Ravinia individually, a “Property”, and collectively, the “Properties”):

(1)All that land which is located in (a) Atlanta, Cobb County, Georgia and legally described on Exhibit A-I hereto (the “Overton Land”), (b) Dunwoody, DeKalb County, Georgia and legally described on Exhibit A-II hereto (the “One Ravinia Land”), and (c) Dunwoody, DeKalb County, Georgia and legally described on Exhibit A-III hereto (the “Two Ravinia Land”, and collectively with the Overton Land and One Ravinia Land, the “Land”), together with all easements, rights and privileges appurtenant thereto;

(2)The buildings (each individually a “Building”, and collectively the “Buildings”) known as (a) One Overton Park, having the address of 3625 Cumberland Boulevard SE, Atlanta, Georgia, and being located on the Overton Land (“Overton”), (b) One Ravinia, having the address of One Ravinia Drive NE, Dunwoody, Georgia, and being located on the One Ravinia Land (“One Ravinia”), and (c) Two Ravinia, having the address of Two Ravinia Drive NE, Dunwoody, Georgia, and being located on the Two Ravinia Land (“Two Ravinia”), together with any other improvements, structures, fixtures and parking areas located on the Land, if any, and appurtenant thereto (the Buildings and such improvements, structures, fixtures and parking areas being hereinafter collectively referred to as the “Improvements”, and the Land and the Improvements being hereinafter collectively referred to as the “Real Property”);

(3)All of Sellers’ right, title and interest in and to the tenant leases relating to the Improvements, and other occupancy agreements with tenants occupying or using all or any portion of the Real Property together with all amendments thereto (collectively, the “Leases”), and any guaranties applicable thereto, and all security deposits, letters of credit, advance rental, or like payments held by Seller (collectively, the “Security Deposits”), if any, held by Seller in connection with the Leases, but not any subleases or licenses claiming by or through such Leases;

(4)All of Sellers’ right, title and interest in and to all fixtures, equipment, furniture, furnishings, appliances, supplies and other personal property of every nature and description attached or pertaining to, or otherwise used in connection with, the Real Property and located within the Real Property, but expressly excluding any of the foregoing owned or leased by any tenant and any personal property owned by a third party and leased to Seller (collectively, the “Personalty”);

(5)All of Sellers’ right, title and interest, if any, in and to all assignable intangible rights and property used or useful in connection with the foregoing, including, without limitation, (i) the Assigned Contracts (as defined in Section 6.5 hereof), (ii) any warranties and/or guaranties, express or implied, from contractors, builders, manufacturers, and/or suppliers inuring to the benefit of Sellers and relating to the Properties, (iii) any licenses, permits and approvals relating to the Properties, (iv) any service marks, logos or any trade names (including, without limitation, “One Overton Park,” “One Ravinia Drive,” and “Two Ravinia Drive”) but not including any reference to “Franklin Street Partners”, “Franklin Street Properties” or “FSP”, and (v) all development rights, contract rights, guarantees, licenses, permits and warranties (collectively, the “Intangible Property”); and

(6)All of Sellers’ right, title and interest in and to all tenant files, site plans, architectural renderings, plans and specifications, engineering plans, as-built drawings, floor plans and other similar plans or diagrams, to the extent assignable, if any, which (i) relate to the Properties and (ii) are in Sellers’ possession or control (collectively, the “Property Documents”).

B.Sellers are prepared to sell, transfer and convey the Properties to Buyer, and Buyer is prepared to purchase and accept the same from Sellers, all for the purchase price and on the other terms and conditions hereinafter set forth.

TERMS AND CONDITIONS

In consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.Sale and Purchase.  Sellers hereby agree to sell, transfer and convey the Properties to Buyer, and Buyer hereby agrees to purchase and accept the Properties from Sellers, in each case for the purchase price and on and subject to the other terms and conditions set forth in this Agreement.

2.Purchase Price.  The purchase price for the Properties (the “Purchase Price”) shall be TWO HUNDRED NINETEEN MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($219,500,000.00), which, subject to the terms and conditions hereinafter set forth, shall be paid to Sellers by Buyer as follows:

2.1.Deposit.  Provided that this Agreement has not been terminated prior to such date, no later than one (1) Business Day (as hereinafter defined) prior to the expiration of the Inspection Period (as hereinafter defined), Buyer shall deliver to Escrow Agent, in immediately available funds, to be held in escrow and delivered in accordance with this Agreement, a cash deposit in the amount of TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) (together with any interest earned thereon, the “Deposit”).

2.2.Payment at Closing.  At the consummation of the transaction contemplated hereby (the “Closing”), Buyer shall deliver to Escrow Agent cash in an amount equal to the Purchase Price (subject to adjustments and apportionments as set forth herein) less the Deposit.  The Purchase Price, subject to adjustments and apportionments as set forth herein, shall be paid at Closing by wire transfer of immediately available funds, transferred to the order or accounts of Sellers or such other persons as Sellers may designate in writing.  The delivery and recording of documents and the disbursement of funds shall be effectuated through the Escrow Agent at the Closing and pursuant to the closing instructions from the parties hereto, which closing instructions shall not modify or diminish the parties’ respective obligations hereunder.

2.3.Allocation of Purchase Price.  The Purchase Price shall be allocated among the Properties as follows (each, an “Allocated Purchase Price”): $72,850,000 to the Overton Land, Overton, and the remainder of the Property associated therewith, $74,879,000 to the One Ravinia Land, One Ravinia, and the remainder of the Property associated therewith, and $71,771,000 to the Two Ravinia Land, Two Ravinia, and the remainder of the Property associated therewith.

2.4.Independent Consideration.  Seller acknowledges that Buyer has delivered to Seller, concurrently with Buyer’s execution and delivery of this Agreement to Seller, the amount of One Hundred and No/100 Dollars ($100.00).  Seller and Buyer mutually acknowledge and agree that $100.00 represents adequate bargained for consideration for Seller’s execution and delivery of this Agreement and Buyer’s right to inspect the Properties pursuant to Section 4.4. This amount is in addition to and independent of any other consideration or payment provided for in this Agreement and is nonrefundable in all events.

3.Representations and Warranties of Sellers.  Subject to items disclosed (a) in that certain Due Diligence Certificate delivered by Sellers to Buyer on the Effective Date with respect to certain matters relating to the Properties (the “Due Diligence Certificate”), and/or (b) in any exhibit attached hereto, and/or (c) in the due diligence materials and other documents which are sent to Buyer by email (either by attachment or emailed link) to ceachus@crockerpartners.com on or prior to 5:00 p.m. (Eastern time) on the date that is three (3) Business Days prior to the last day of the Inspection Period (the “Cutoff Date”) and/or (d) in the Property Materials (all such matters being referred to herein as “Exception Matters”), each Seller represents and warrants to Buyer with respect to itself and its individually owned Property only, as of the Effective Date, as follows:

3.1.Authority.  Seller is a Delaware limited liability company, and has all requisite power and authority to enter into this Agreement and perform its obligations hereunder.  The execution and delivery of this Agreement have been duly authorized.  The person signing this Agreement on behalf of Seller is authorized to do so.

3.2.No Conflict.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of Seller do not and will not conflict with or result in the breach of any material terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of the Seller by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which Seller is a party or which is or purports to be binding upon Seller or which otherwise affects Seller, which will not be discharged, assumed or released at Closing.

3.3.Leases.

3.3.1.There are no leases or occupancy agreements currently in effect which affect the Real Property other than those listed on the Due Diligence Certificate.  The Leases have not been modified, amended or supplemented except as set forth on the Due Diligence Certificate.  Each Lease, together with the tenant files constituting Exception Matters, contains the entire agreement between the parties named therein.

3.3.2.Seller has delivered or otherwise made available to Buyer true, correct and complete copies of the Leases.

3.3.3.To Seller’s actual knowledge, except as described in the Due Diligence Certificate, no default exists under any such Leases and to Seller’s actual knowledge there are no facts which would now or with the giving of notice or passage of time constitute a material default under the terms of any such Leases.

3.3.4.The Due Diligence Certificate lists all amendments to and modifications of the Leases, all base rent paid more than thirty (30) days in advance, and all Security Deposits and the form thereof.

3.3.5.Except as set forth in the Due Diligence Certificate, (i) Seller has paid all agents’ and brokers’ commissions and fees incurred in connection with the Leases executed prior to the Effective Date (but excluding any such commissions or fees attributable to extension, renewal or expansion options under such Leases that are exercised after the Effective Date) and there are no agreements with brokers, agents and/or finders providing for the payment from and after the Closing by Sellers or Sellers’ successor-in-interest of leasing commissions or fees for procuring tenants with respect to the Properties, (ii) there are no outstanding landlord improvement obligations in connection with the initial occupancy by a tenant under a Lease, or any tenant improvement allowances or costs, landlord work costs, free rent periods, or other tenant inducement costs which remain unpaid or outstanding under any Leases, (iii) to Seller’s actual knowledge, Seller has not received any written notices of any items of work, repair, maintenance or construction to be completed by Seller pursuant to any Lease and, to Seller’s knowledge, there is no such work to be done, and (iv) Seller has not given or received any written notice of default under the Leases which has not been cured.

3.3.6.The rent roll attached to the Due Diligence Certificate is the rent roll used by Seller in the ordinary course of its ownership of the Property.

3.3.7.Seller has not assigned or pledged any of the Leases, any of the rents thereunder or any interest therein, except pursuant to security interests which shall be terminated at or prior to Closing.

3.3.8.During the one (1) year period immediately prior to the Effective Date, no tenant has delivered written notice of its termination of, or its intention to terminate, its Lease (or surrender any space demised thereunder).

3.3.9.To Seller’s actual knowledge, none of the tenants are the subject of any voluntary or involuntary bankruptcy or insolvency proceedings for the dissolution or liquidation thereof.

3.4.No Condemnation.  Seller has not received any written notice of any pending or contemplated condemnation, eminent domain or similar proceeding with respect to all or any portion of the Real Property.

3.5.Contracts.  There are no construction, management, leasing, service, equipment, supply, maintenance or concession agreements to which Sellers are a party and which are in effect with respect to the Real Property or the Personalty (collectively, “Contracts”), except as set forth in the Due Diligence Certificate.

3.6.Compliance.  Seller has not received written notice from any governmental agency or other body of any existing violations of any federal, state, county or municipal laws, ordinances, orders, codes, regulations or requirements affecting the Real Property which have not been cured.

3.7.Litigation.  There is no material action, suit or proceeding in court or arbitration which is pending or, to Seller’s actual knowledge, threatened against or affecting the Real Property or arising out of the ownership, management or operation of the Real Property which would be binding on Buyer following the Closing.

3.8.FIRPTA.  Seller is not a “foreign person” as defined in Section 1445(f)(3) of the Internal Revenue Code.

3.9.No Bankruptcy.  There are no creditors’ attachments or executions, general assignments in collection of debts for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy which are pending against Seller.

3.10.No Other Options.  Other than this Agreement, the Property is not subject to any outstanding agreement(s) of sale or options, rights of first refusal or other rights of purchase.

3.11.OFAC.  Neither Seller, nor any of its employees, officers or directors is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control of the Department of the Treasury (“OFAC”), (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any similar statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.  The foregoing representation shall not apply to the holders of equity interests in Seller.

3.12.Employees. Seller does not have any employees, and there are no employees engaged by Seller at the Property for which Buyer will be responsible following Closing.

3.13.Designated Employees.  Each Designated Employee is involved with respect to the ownership, operation, management, and condition of the portion of the Property for which such individual serves as the “Designated Employee” pursuant to Section 3A hereof and is familiar with the matters referenced in the representations relating to the applicable portion of the Property.

3.14.Environmental.

3.14.1.To Seller’s actual knowledge, Seller has delivered or made available to Buyer true, correct and complete copies of all reports performed by or on behalf of Seller in Seller’s possession which relate to the investigation of the Property for the presence of Hazardous Materials and/or violation of Environmental Laws.

3.14.2.As used herein, “Hazardous Materials” shall mean and include any petroleum product and all hazardous or toxic substances, wastes or substances, any substances which because of their quantities concentration, chemical, or active, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any hazardous or toxic waste or substances which are included under or regulated (whether now existing or hereafter enacted or promulgated, as they may be amended from time to time) by Environmental Laws.

3.14.3.As used herein, “Environmental Laws” means and includes all federal, state and local laws, statutes, ordinances, codes, rules, regulations, standards, directives, all judicial and administrative ruling, decisions, orders and guidelines which currently are in effect or which may in the future be enacted, adopted, issued, amended or modified, pertaining to the protection of the environment, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended (“CERCLA”), the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Toxic Substance Control Act, 15 U.S.C. §2601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §1802, the Resource Conservation and Recovery Act, 42 U.S.C. §9601, et seq., the Clean Water Act, 33 U.S.C. §1251 et seq., the Safe Drinking Water Act, 42 U.S.C. §300f et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Federal Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., and similar federal, state and local laws and regulations adopted thereunder.

3A.Limitations Regarding Representations and Warranties.

3A.1.As used in this Agreement, or in any other agreement, document, certificate or instrument delivered by Sellers to Buyer, the phrase “to Seller’s/Sellers’ actual knowledge”, “to the best of Seller’s/Sellers’ actual knowledge” or any similar phrase shall mean the actual, not constructive or imputed, knowledge of the following individuals (each a “Designated Employee”): (i) with respect to representations, warranties and matters relating to One Ravinia and Two Ravinia, Leo H. Daley, in his capacity as Executive Vice President of FSP Property Management LLC, and not individually, and (ii) with respect to representations, warranties and matters relating to Overton, Judith Waugh, in her capacity as Vice President of FSP Property Management LLC, and not individually, and in each case without any obligation on such individual’s part to make any independent investigation of the matters being represented and warranted, or to make any inquiry of any other persons, or to search or examine any files, records, books, correspondence and the like.

3A.2Sellers shall have no liability whatsoever to Buyer with respect to any Exception Matters, whether or not Closing occurs hereunder.  If Buyer obtains actual knowledge that any of Seller’s representations and warranties set forth in Section 3 hereof was inaccurate when made or becomes inaccurate in any respect prior to the expiration of the Inspection Period or if any Exception Matters render any of Seller’s representations and warranties set forth in Section 3 hereof inaccurate in any respect and Buyer does not terminate this Agreement in accordance with Section 4.4 hereof, Buyer shall consummate the acquisition of the Properties subject to all such Exception Matters and matters of which Buyer has actual knowledge.  If, between the end of the Inspection Period and the Closing, Buyer first obtains actual knowledge that any of Seller’s representations and warranties set forth in Section 3 hereof was inaccurate in any material respect when made or becomes inaccurate in any material respect between the end of the Inspection Period and the Closing, and in each such case Buyer demonstrates to Sellers’ reasonable satisfaction that such inaccuracy has a Material Adverse Effect (as defined below), Buyer may terminate this Agreement and receive a refund of the Deposit upon written notice to Sellers given within five (5) Business Days after Buyer obtains such actual knowledge of such inaccuracy.  In addition, if such inaccuracy is a result of Seller’s breach of any covenant contained herein, Buyer shall also have the remedies set forth in Section 10.2 hereof.  Upon any such termination of this Agreement, neither party shall have any further rights or obligations hereunder except as expressly provided for herein.  Buyer agrees to inform Sellers promptly in writing if it obtains knowledge that any representation or warranty of any Seller is inaccurate in any material respect, or if it believes that Sellers have failed to deliver to Buyer any document or material which Sellers are obligated to deliver hereunder.  As used in this Agreement, or in any other agreement, document, certificate or instrument delivered by Buyer to Sellers, the phrase “to Buyer’s actual knowledge”, “to the best of Buyer’s actual knowledge”, “actually known to Buyer” or any similar phrase shall mean and include all of Exception Matters as well as any other matters or items which Christopher D. Eachus (the “Buyer Knowledge Party”) has or obtains actual (as opposed to constructive or imputed) knowledge of, it being agreed that the Buyer Knowledge Party is obligated to make inquiry of his analysts and other individuals within Buyer’s organization within one (1) day prior to the expiration of the Inspection Period and again  within one (1) day prior to the Closing Date, in each case to confirm whether any such parties are aware of any inaccuracies or changes in the accuracy of the representations of Sellers contained herein.  For purposes of this Agreement, “Material Adverse Effect” means an inaccuracy or change in a representation of Sellers that results in a reduction in the value of the Properties in an amount greater than one and one-half percent (1.5%) of the Purchase Price.

In addition, if, between the end of the Inspection Period and the Closing, Buyer first obtains actual knowledge that any of Seller’s representations and warranties set forth in Section 3 hereof was inaccurate in any material respect when made or becomes inaccurate in any material respect between the end of the Inspection Period and the Closing, and in each such case Buyer demonstrates to Sellers’ reasonable satisfaction that such inaccuracy results in a reduction in the value of the Properties in excess of $250,000, then Buyer shall have the right to notify Sellers, within five (5) Business Days after Buyer obtains such actual knowledge of such inaccuracy, that Buyer is electing to terminate this Agreement and receive a refund of the Deposit; provided that Sellers may elect, within three (3) Business Days following receipt of such notice, to provide Buyer with a credit against the amounts payable by Buyer at Closing in an amount equal to the amount of the reduction in the value of the Properties in excess of $250,000, in which case this Agreement shall remain in full force and effect and Buyer shall not have the right to terminate this Agreement as a result of such inaccuracy. In the event Sellers disagree with Buyer’s calculation of the reduction in the value of the Properties resulting from such inaccuracy, Sellers shall have the right to elect to agree to deposit into escrow with Escrow Agent at Closing an amount equal to the amount that Buyer alleges as a reduction in the value of the Properties in excess of $250,000 as a result of such inaccuracy, in which case this Agreement shall remain in full force and effect and Buyer shall not have the right to terminate this Agreement as a result of such inaccuracy.  Any amounts placed in escrow by Sellers pursuant to the provisions of this paragraph shall be held by Escrow Agent pursuant to an escrow agreement in form reasonably acceptable to Buyer and Sellers, which agreement shall provide that Escrow Agent shall disburse such funds to Buyer or Sellers only upon the mutual agreement and joint instruction of Buyer and Sellers unless Escrow Agent is otherwise instructed by a court of competent jurisdiction.

3A.3.No claim for a breach of any representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which is actually known to Buyer.

3A.4.Buyer agrees that following the Closing Sellers shall have no liability to Buyer for any breach of Sellers’ representations or warranties hereunder and under the Due Diligence Certificate and other documents delivered by Sellers to Buyer at the Closing unless the valid claims for all such breaches collectively aggregate more than One Hundred Thousand Dollars ($100,000.00) (the “Basket”), in which event the full amount of such valid claims shall be actionable, up to the cap set forth in the following sentence.  Further, Buyer agrees that any recovery against the Sellers for any breach of Sellers’ representations or warranties hereunder and under the Due Diligence Certificate and other documents delivered by Sellers to Buyer at the Closing shall be limited to Buyer’s actual damages, up to (but not exceeding) the amount that is one and one-half percent (1.5%) of the Purchase Price in the aggregate (the “Cap”), and that in no event shall Buyer be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages.  In the event of any material breach by Sellers of any such representations or warranties discovered after Closing, Sellers shall indemnify, defend and hold harmless Buyer from and against any and all expense, loss or damage which Buyer may incur (including, without limitation, reasonable attorney's fees actually incurred) as a result of such material breach; provided, however, that Sellers shall be liable only for direct and actual damages suffered by Buyer on account of Sellers’ breach, up to the applicable limits described hereunder, and shall in no event be liable for any indirect, consequential or punitive damages on account of any Seller’s breach of any representation or warranty contained in this Agreement.  For the avoidance of doubt, the Basket and Cap shall not apply to (i) the obligation to pay proration amounts or other amounts to be credited to Buyer at Closing hereunder, (ii) the indemnification obligations of Seller contained in Section 14, and (iii) claims for fraud (the “Excluded Claims”).

3A.5.(a)At the Closing, a portion of the Purchase Price proceeds payable to Sellers in an aggregate amount equal to the amount of the Cap (the “Holdback”) shall remain held by Escrow Agent in accordance with the provisions of this Section 3A.5. The Holdback shall be security for any claims made by Buyer with respect to Sellers’ liability after the Closing for any Buyer claims under this Agreement, and shall be held by Escrow Agent pursuant to the terms of an escrow agreement in the form attached as Exhibit L hereto (the “Surviving Escrow Agreement”). Sellers, Buyer and Escrow Agent shall execute and deliver the Surviving Escrow Agreement at the Closing.

(b)Following final determination or settlement of the amount of any costs, liabilities, damages or expenses, if any, for which Sellers are liable following the Closing, Sellers and Buyer shall jointly execute a written instruction to the Escrow Agent setting forth the aggregate amount in dollars of the applicable loss that the Escrow Agent is required to disburse funds from the Holdback.

(c)From time to time, the Escrow Agent will disburse funds from the Holdback as Escrow Agent may be directed in joint written instructions of Sellers and Buyer or as directed by court order.

(d)In the event that there have been no claims asserted by Buyer in excess of the amount of the Floor on or prior to the last day of the Survival Period (time being of the essence as to such date), Escrow Agent shall automatically disburse an amount equal to the Holdback less One Hundred Fifty Thousand Dollars ($150,000.00) (the “Proration Holdback Amount”) to Sellers on the first business day after the expiration of the Survival Period.  In the event that there have been claims asserted by Buyer prior to the last day of the Survival Period, then after the last day of the Survival Period, Escrow Agent shall continue to hold an amount of the Holdback equal to the aggregate amount so claimed by Buyer, and the balance, less the Proration Holdback Amount, shall be disbursed to Sellers.

(e)In the event that there have been no claims asserted by Buyer with respect to amounts that are to be re-prorated or credited to Buyer pursuant to the terms hereof on or prior to the date that is one hundred fifty (150) days after the calendar year in which the Closing occurs (time being of the essence as to such later date) (the “Holdback End Date”), Escrow Agent shall automatically disburse the Proration Holdback Amount to Sellers on the first business day after the Holdback End Date. In the event that there have been claims asserted by Buyer with respect to amounts that are to be re-prorated or credited to Buyer pursuant to the terms hereof prior to the Holdback End Date, then after the Holdback End Date, Escrow Agent shall continue to hold an amount of the Proration Holdback Amount equal to the aggregate amount so claimed by Buyer, and the balance shall be disbursed to Sellers.

4. Conditions Precedent to Buyer’s Obligations.  All of Buyer’s obligations hereunder are expressly conditioned on the satisfaction at or before the time of Closing hereunder, or at or before such earlier time as may be expressly stated below, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Buyer, at Buyer’s option):

4.1.Intentionally Omitted.

4.2.Performance.  Sellers shall have performed, observed and complied with all material covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of Closing hereunder.

4.3.Documents and Deliveries.  All instruments and documents required on Sellers’ part to effectuate this Agreement and the transactions contemplated hereby shall be delivered to Buyer and shall be in form and substance consistent with the requirements herein.

4.4.Inspection Period; Access; Purchase “As Is”.  To the extent in the Sellers’ possession, Sellers shall deliver or, to the extent set forth on Exhibit K make available to Buyer at the Properties, within two (2) Business Days following the Effective Date, the Leases, Contracts and other documents and materials set forth on Exhibit K and Sellers shall request that their property manager make such materials available to the extent in the possession of such property manager (together with such other documents and materials as Sellers or their property manager may make available to Buyer, the “Property Materials”), Buyer hereby agreeing that Sellers shall have no obligation to provide Buyer with any materials which are confidential, privileged or proprietary in nature, such as (but not limited to) internal memoranda and analyses, appraisals, financial projections, client and investor correspondence and other similar materials (the “Proprietary Materials”).  Buyer hereby acknowledges and agrees that (a) Sellers have not independently verified the accuracy of completeness of any of the Property Materials, (b) except as otherwise expressly set forth herein, Sellers make no representation or warranty, express or implied, as to the accuracy, completeness or content of the Property Materials, and (c) except as otherwise expressly set forth herein, Sellers shall have no liability to Buyer as a result of any inaccuracy or incompleteness of any of the Property Materials.  In the event that the Closing does not occur in accordance with the terms of this Agreement, Buyer shall return to Sellers (or certify that Buyer has destroyed) all of the documents, material or information regarding the Properties supplied to Buyer by Sellers, and, in the event that the Closing does not occur in accordance with the terms of this Agreement for any reason other than Seller’s default hereunder, at Sellers’ request and upon Seller’s payment to Buyer of Buyer’s actual verifiable out-of-pocket costs and expenses incurred in connection therewith, Buyer shall deliver to Seller any additional documents, material or information regarding the Properties prepared or obtained by Buyer in connection with the transaction contemplated by this Agreement, to the extent requested by Sellers (except to the extent the same are confidential or proprietary in nature).

4.4.1.During the Inspection Period (as defined below) and thereafter until the Closing or earlier termination of this Agreement, Buyer, its agents, contractors, consultants, employees, designees, representatives, engineers, subcontractors, accountants or attorneys (collectively, “Buyer’s Agents”), shall be entitled to enter upon the Real Property from time to time (as coordinated through Sellers’ property managers), including all leased areas, upon receipt by Seller of notice (which may be verbal) at least one (1) Business Day in advance of the intended entry, to (a) perform inspections and tests of the Real Property expressly permitted under this Agreement, including surveys, non-invasive environmental studies, pest and engineering inspections, non-invasive examinations and tests of structural and mechanical systems within the Improvements, (b) make investigations with regard to zoning, building code title and other legal requirements, (c) review the terms and provisions of all Leases, Contracts, management agreements, permits, surveys, engineering reports, appraisals, environmental reports, plans and specifications title insurance policies, (d) examine the books and records of Sellers and Sellers’ property managers (including financial statements) within possession of Sellers or subject to Sellers’ control relating to the income and expenses of the Properties (except to the extent the same are confidential or proprietary in nature), and (e) request interviews with tenants, subtenants, occupants and/or licensees of the Properties (and, if such requests are granted, interview such tenants, subtenants, occupants and/or licensees of the Properties) (provided that Sellers shall have the opportunity for a representative of Sellers to be present during such interviews), all subject to all of the rights, obligations and limitations set forth in this Section 4.4.1.

Notwithstanding the foregoing, Buyer and Buyer’s Agents shall not be permitted to interfere unreasonably with Sellers’ operations at the Properties or interfere with any tenant’s operations at the Properties except in accordance with the terms of the applicable tenant Lease, and the scheduling of any inspections shall take into account the timing and availability of access to tenants’ premises, subject to tenants’ rights under the Leases or otherwise.  Neither Buyer nor Buyer’s Agents shall communicate with any tenant (including any subtenant, employee, invitee or agent thereof) without the prior written consent of Sellers; provided that Buyer shall have the right to perform interviews in accordance with the immediately preceding paragraph; provided further that the foregoing shall not be construed so as to limit the right of Buyer or Buyer’s Agents to communicate with any tenants at the Properties regarding existing leases of such tenant(s) at other properties that are owned, managed, or being pursued by Buyer or its affiliates.  Furthermore, and notwithstanding anything to the contrary contained in this Section 4.4.1, Buyer acknowledges and agrees that unless otherwise approved by Sellers in writing, Buyer’s inspection rights hereunder shall not include the right to conduct (a) air or water sampling/testing or (b) physically invasive testing, including without limitation, soil sampling/testing, the penetration of walls or ceilings or the penetration of foundation slab.  If Buyer wishes to engage in any testing which is invasive, which will damage or disturb any portion of the Properties, which will involve sampling, which will involve testing of subsurface soils or groundwater, or which will involve any of the items described in the immediately preceding sentence, Buyer shall first obtain Sellers’ prior consent thereto, which may be withheld by Sellers in their sole and absolute discretion.  Buyer shall promptly repair any damage to the Real Property caused by any such inspections, samples, tests or investigations performed under this Section 4.4.1.

Buyer hereby agrees to indemnify and hold harmless Sellers, Sellers’ partners and the shareholders, officers, managers, directors, employees, agents, partners, members, successors and assigns of each of the foregoing (collectively, the “Indemnified Parties”) from and against any mechanics’ lien or claim therefor, any claim, cause of action, lawsuit, damage, liability, loss, cost or expense (including, without limitation, reasonable attorneys’ fees actually incurred) to the extent arising out of any (i) entry on to the Real Property by Buyer or any of Buyer’s Agents or (ii) out of any inspections, samples, investigations or tests conducted by Buyer or any of Buyer’s Agents; provided, however, this indemnity shall not apply to any liability arising out of matters of the gross negligence or willful misconduct of any Indemnified Party or to any condition discovered as a result of such inspections, samples, investigations or tests so long as such condition was not actually caused and/or exacerbated by Buyer or Buyer’s Agents.  Prior to any entry upon the Real Property by Buyer or any of Buyer’s Agents, Buyer shall deliver to Sellers a certificate acknowledging an endorsement to the commercial general liability insurance policy of Buyer and/or any of Buyer’s Agents, as applicable, which evidences that Buyer and/or any of Buyer’s Agents, as applicable, are carrying a commercial general liability insurance policy covering (i) the activities of Buyer and/or any Buyer’s Agents, as applicable, on or upon the Real Property, and (ii) Buyer’s indemnity obligation above.  Such endorsement to such insurance policy shall evidence that such insurance policy shall have a per occurrence limit of at least $1,000,000 and an aggregate limit of at least $2,000,000, shall name each Seller as an additional insured, shall be primary and non-contributing with any other insurance available to Sellers, shall contain a full waiver of subrogation clause, and insure Buyer’s indemnity obligations hereunder.

The provisions of this Section 4.4.1 shall survive Closing or the termination of this Agreement.

4.4.2.The term “Inspection Period,” as used herein, shall mean the period ending at 6:00 p.m. Eastern Time Zone (U.S.A.) on April 8, 2021.  Buyer may terminate this Agreement in its sole discretion, for any reason or no reason, by giving written notice of such election to Sellers on any day prior to and including the final day of the Inspection Period, in which event the Deposit (to the extent previously funded) shall be returned forthwith to Buyer, and, upon Sellers’ request, Buyer shall deliver to Sellers, without recourse, representation or warranty of any kind, copies of all surveys, title commitments, engineering reports, environmental audits and other third party studies and reports generated by or for Buyer in connection with the Properties (Seller hereby agreeing that Buyer shall have no obligation to provide Sellers with any materials which are confidential, privileged or proprietary in nature, such as (but not limited to) internal memoranda and analyses, appraisals, financial projections, client and investor correspondence and other similar materials), and, except as expressly set forth herein, no party shall have any further liability or obligation hereunder.  In the absence of such written notice, the contingency provided for in this Section 4.4.2 no longer shall be applicable, this Agreement shall continue in full force and effect, and the Deposit shall be deemed nonrefundable to Buyer, except as otherwise set forth in this Agreement.

4.4.3.EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS DELIVERED BY SELLER AT THE CLOSING, IT IS UNDERSTOOD AND AGREED THAT SELLERS ARE NOT MAKING AND HAVE NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLERS SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTIES “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT.  BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLERS ARE NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTIES OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ANY PROSPECTUS DISTRIBUTED WITH RESPECT TO THE PROPERTIES) MADE OR FURNISHED BY SELLERS, THE MANAGERS OF THE PROPERTIES, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLERS, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS DELIVERED BY SELLER AT THE CLOSING.  BUYER ALSO

ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTIES ARE BEING SOLD “AS-IS.”

BUYER REPRESENTS TO SELLERS THAT BUYER WILL CONDUCT PRIOR TO CLOSING SUCH INVESTIGATIONS OF THE PROPERTIES, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTIES AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTIES, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLERS OR THEIR AGENTS OR EMPLOYEES WITH RESPECT THERETO.  UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS, AND, SUBJECT TO BUYER’S RIGHTS HEREUNDER WITH RESPECT TO THE EXCLUDED CLAIMS AND ANY CLAIMS FOR BREACH OF THE REPRESENTATIONS AND WARRANTIES (SUBJECT TO THE SURVIVAL PERIOD AND OTHER LIMITATIONS CONTAINED IN THIS AGREEMENT) CONTAINED IN THIS AGREEMENT OR IN THE DOCUMENTS DELIVERED BY SELLER AT CLOSING, BUYER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLERS AND THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES ACTUALLY INCURRED) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLERS AND THE INDEMNIFIED PARTIES AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTIES.

THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

4.4.4.Buyer hereby agrees that, if at any time after the Closing, any third party or any governmental agency seeks to hold Buyer responsible for the presence of, or any loss, cost or damage associated with, Hazardous Materials in, on, above or beneath the Real Property or emanating therefrom, then the Buyer waives any rights it may have against Sellers, except as otherwise expressly set forth in this Agreement, in connection therewith including, without limitation, under CERCLA, and Buyer agrees that it shall not (i) implead any Seller, (ii) bring a contribution action or similar action against any Seller or (iii) attempt in any way to hold any Seller responsible with respect to any such matter; provided, however, that Buyer shall have the right to defend any claim by any such third party or governmental agency by alleging that Buyer is not liable for such claims because such claims accrued prior to Buyer’s ownership of the applicable Property; provided that in raising such defense, Buyer may not identify any specific party and/or specific time period during which such claim accrued.  The provisions of this Section 4.4.4 shall survive the Closing.

4.5.Title and Survey Matters.

4.5.1.Sellers have delivered to Buyer title reports or commitments issued by the Escrow Agent with respect to the Properties (with copies of all instruments listed as exceptions to title) (collectively, the “Title Commitments”) and have furnished to Buyer copies of Sellers’ most recent existing surveys of the Properties.  Buyer may elect, at Buyer’s sole cost and expense, to obtain updated or new surveys of the Real Property.  Buyer shall provide Sellers with copies of any update to the Title Commitments and any updated survey received by Buyer promptly following Buyer’s receipt of same.

4.5.2.Buyer shall have until the date which is ten (10) days prior to the end of the Inspection Period to approve or disapprove matters disclosed by the Title Commitments, title exception documents and any survey and to give written notice to Sellers of any disapproval thereof, indicating in reasonable detail the nature and reasons for Buyer’s objection; and failure to give such notice of disapproval shall constitute Buyer’s approval of all such matters.

4.5.3.In the event Buyer so notifies Sellers of Buyer’s disapproval of any Title Commitment or survey matters, Sellers may elect (but shall have no obligation whatsoever) to attempt to cure any disapproved matter within thirty (30) days from receipt of such notice (the “Title Cure Period”), in which event the Closing, if it otherwise is scheduled to occur earlier, shall be extended until the earlier of thirty (30) days after receipt of such notice or five (5) Business Days after such matter is cured.  Within five (5) days after receiving Buyer’s notice (the “Sellers’ Title Notice Period”), Sellers shall notify Buyer if Sellers intend to attempt to effectuate such cure; provided that Buyer shall not be required to object to, and Sellers shall be obligated to remove, pay and/or satisfy prior to or at Closing, any Mandatory Cure Objections.

4.5.4.(a)As used herein, “Mandatory Cure Objections” means (i) Voluntary Liens (as hereinafter defined), (ii) real estate taxes and water and sewer charges that are due and payable to the applicable municipality as of the Closing (i.e. excluding real estate taxes and water and sewer charges that are subject to adjustment in accordance with this Agreement), (iii) judgment liens against Sellers which are in liquidated amounts in an aggregate amount that does not exceed $250,000 and which may be satisfied solely by the payment of money (including the preparation or filing of appropriate satisfaction instruments in connection therewith.

(b)As used herein, “Voluntary Liens” means (i) all mortgages, deeds of trust, deeds to secure debt, financing statements and assignments of leases and rents in connection with any existing mortgage financing encumbering the Property, in each case to the extent expressly entered into by Sellers, and (ii) any mechanics liens filed against the Property as a result of work performed by or at the request of any Sellers (but specifically excluding any mechanics liens filed against the Property as a result of work performed by or at the request of any tenant or other party).

4.5.5.In the event that, prior to the expiration of the Sellers’ Title Notice Period, Sellers fail to give such notice of their intention to attempt to effectuate such cure, or if Sellers elect not to attempt to effectuate such cure, Buyer may, prior to the expiration of the

Inspection Period, terminate this Agreement by written notice to Sellers, in which event the Deposit (to the extent previously funded) shall be returned to Buyer, provided if Buyer does not so terminate this Agreement prior to the expiration of the Inspection Period, Buyer shall be deemed to have waived objection to any matters affecting title or survey which Sellers have not agreed to cure and shall be deemed to have agreed to accept title subject thereto, without reduction in the Purchase Price.  In the event Sellers give such written notice of their intention to attempt to effectuate such cure and thereafter fails to actually effectuate such cure (in a manner reasonably acceptable to Buyer) within the Title Cure Period, Buyer’s sole rights with respect thereto shall be to terminate this Agreement prior to Closing, receive a refund of the Deposit hereunder, and to receive reimbursement of the Pursuit Costs (as hereinafter defined); provided if Buyer does not so terminate this Agreement prior to Closing, Buyer shall be deemed to have waived objection to any such title and survey matters and agreed to accept title subject thereto, without reduction in the Purchase Price.

4.5.6.Buyer may object to any matters affecting title to the Properties that first appear in any update to the Title Commitments or any update of the surveys of the Real Property obtained by Buyer before the Closing Date (each, an “Intervening Exception”) by notifying Sellers within three (3) Business Days after the date on which Buyer obtains actual knowledge of such Intervening Exception; provided that Buyer shall not have the right to object to any Intervening Exception unless (a) such Intervening Exception was entered into by Sellers in breach of Sellers’ obligations under this Agreement, or (b) the same could reasonably be expected to have a material adverse effect on the use or value of any of the Properties.  Sellers shall have until 5:00 p.m. Eastern Time on the third Business Day after receipt of such disapproval, to notify Buyer whether Sellers will attempt to remove or cure the objectionable Intervening Exception before the Closing or inform Buyer that it will not remove or cure the Intervening Exception.  If Sellers fail to give such notice of its intention to attempt to remove or cure the Intervening Exception, or if Sellers elect not to attempt to effectuate such removal or cure, Buyer may terminate this Agreement by written notice to Sellers within three (3) Business Days after such three day period, in which event the Deposit shall be returned to Buyer.  If necessary to accommodate the time periods set forth in this paragraph, the Closing shall be extended to permit the foregoing time periods to run fully.  Notwithstanding anything contained herein to the contrary, in no event shall any lien or similar matter caused by any tenant at the Properties constitute an Intervening Exception and Buyer shall have no right to object thereto.

4.6.Tenant Estoppel Certificates.

4.6.1.It shall be a condition to Closing that the Estoppel Certificate Requirement (as defined below) has been satisfied.

4.6.1.Sellers shall request from (and upon Buyer’s written request with respect to any specific tenants shall send a follow up request to) each of the tenants at the Properties, and promptly deliver to Buyer to the extent received, estoppel certificates, either (a) in the form of Exhibit D attached hereto or (b) in such form as is permitted by any tenant Lease (in either case, an “Estoppel Certificate” or “Estoppel Certificates”).  Prior to sending any Estoppel Certificates to tenants, Sellers shall deliver drafts thereof to Buyer for Buyer’s review and comment.  Sellers shall deliver to Buyer any material comments that Sellers receive to any Estoppel Certificates.  Buyer shall notify Sellers within three (3) Business Days of Buyer’s receipt of any Estoppel Certificate in the event Buyer has any comments to the Estoppel Certificate in Buyer’s reasonable discretion, along with the reasons for such comments (it being understood that Buyer shall not have the right to provide any comments which are inconsistent with the Leases, and that an Estoppel Certificate shall be deemed to be a satisfactory Estoppel Certificate for purposes of Section 4.6.3 below if it otherwise satisfies the requirements of clauses (a) and (b) of Section 4.6.3 but a tenant does not ultimately include in its estoppel certificate any statements that it is not otherwise expressly required to make in the estoppel pursuant to its Lease).  In the event Buyer fails to give such notice within such three (3) Business Day period, then any such Estoppel Certificate shall be deemed to be acceptable to Buyer.

4.6.2.For purposes of this Agreement, the “Estoppel Certificate Requirement” shall be receipt by Buyer of Estoppel Certificates with respect to each Building duly executed by each tenant at such Building which leases at least 20,000 rentable square feet under its Lease (each, a “Major Tenant”, and collectively, the “Major Tenants”) and from such other tenants who, together with the Major Tenants, lease at least eighty percent (80%) of the leased square footage of such Building.  For the avoidance of doubt, the Estoppel Certificate Requirement applies to each Building individually and not the Buildings in the aggregate.  An Estoppel Certificate shall be deemed to satisfy the Estoppel Certificate Requirement as long as it (a) does not contain any material inconsistency with the representations of Sellers contained herein or in the Due Diligence Certificate or with the terms of the Lease, and (b) is dated no earlier than the date that is thirty (30) days following the Effective Date.  An Estoppel Certificate that otherwise satisfies the foregoing requirements shall be deemed satisfactory notwithstanding the respective tenant’s qualifying any statement or certification therein by a “best of knowledge” standard or similar provision.

4.6.3.In addition, with respect to any guarantors of any Leases with Major Tenants, Sellers shall, upon Buyer’s request,  request a reaffirmation from such guarantor in the forms delivered by Buyer to Sellers, subject to such modifications as Sellers may reasonably require; provided, however, that receipt of any such reaffirmation shall not be required in order for an estoppel to be an acceptable Estoppel Certificate for purposes of satisfying the Estoppel Certificate Requirement under Section 4.6.3 above and shall not otherwise be a condition to the obligations of Buyer hereunder.

5.Failure of Conditions.  In the event Sellers shall not be able to convey title to the Properties on the Closing Date in accordance with the provisions of this Agreement, or any condition precedent to Buyer’s obligation to proceed to Closing is not theretofore satisfied, then Buyer shall have the option, exercisable by written notice to Sellers prior to Closing, of (a) accepting at Closing such title as Sellers are able to convey and/or waiving any unsatisfied condition precedent, with no deduction from or adjustment of the Purchase Price, or (b) declining to proceed to Closing.  In the latter event, except as expressly set forth herein, all obligations, liabilities and rights of the parties under this Agreement shall terminate, and the Deposit (together with interest thereon) shall be returned to Buyer.

The continued accuracy in all material respects of the representations and warranties set forth in Section 16 hereof shall be a condition precedent to the Sellers’ obligation to close hereunder.  If any representation or warranty set forth in Section 16 shall not be correct in any material respect at or before Closing, the same shall be considered a default of Buyer hereunder, entitling Sellers to terminate this Agreement and receive the Deposit hereunder upon written notice to Buyer of its election to do so.

6.Pre-Closing Matters.

6.1.Leasing Matters.

6.1.1.From and after the Effective Date, Sellers shall not, without the written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed prior to the Cutoff Date, but which may be withheld in Buyer’s sole discretion thereafter), (i) effect any material change in any Lease, (ii) renew or extend the term of any Lease, unless the same is an extension or expansion permitted pursuant to the terms of an existing Lease, (iii) enter into any new Lease or cancel or terminate any Lease, or (iv) apply any Security Deposit in under any Lease in any amount in excess of $10,000.00.  When seeking consent to a new or modified Lease, Sellers shall provide notice of the identity of the tenant, a term sheet or letter of intent containing material business terms (including, without limitation, rent, expense base, concessions, tenant improvement allowances, brokerage commissions, and expansion and extension options) and whatever credit and background information with respect to such tenant as Sellers customarily obtain in connection with similar leases.  Buyer shall be deemed to have consented to any proposed Lease or Lease modification if it has not responded to Sellers within three (3) Business Days after receipt of such information.  Sellers shall deliver to Buyer copies of executed versions of any such documents within three (3) Business Days after the full execution and delivery thereof.

6.1.2.Sellers shall advise Buyer promptly of, and promptly provide a copy of, any written notices of default received or given by Sellers under any Lease, Contract, or recorded easement or declaration agreement affecting the Property following the Effective Date.

6.2.Adjustment of Leasing Expenses.

6.2.1.Any tenant improvement allowances or costs, landlord work costs, free rent, and/or commissions under Leases or extensions or expansions of existing Leases shall be apportioned between Sellers and Buyer as of the date of the Closing in accordance with the remaining provisions of this Section 6.2.

6.2.2.Sellers shall be responsible for the cost of any tenant improvement allowances or costs, landlord work costs, free rent and/or commissions under Leases which have been entered into, or extensions or expansions exercised, in each case prior to the Effective Date.

6.2.3.Buyer shall be responsible for the cost of any tenant improvement allowances and costs, landlord work costs, free rent and/or commissions under (i) any new Leases entered into on or after the Effective Date in accordance with Section 6.1 above, and (ii) any extensions or expansions of existing Leases exercised following the Effective Date.

6.2.4.To the extent that said costs are the responsibility of Buyer, they shall be credited to Sellers at Closing, if paid by Sellers prior to Closing, or paid by Buyer, if due after Closing.  To the extent that said costs are the responsibility of Sellers, they shall be credited to Buyer at Closing, if not paid by Sellers prior to Closing.

6.2.5.The provisions of this Section 6.2 shall survive the Closing indefinitely.

6.3.Termination for Default.  From the Effective Date of this Agreement until the Closing, with Buyer’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed prior to the Cutoff Date but may be granted or withheld in Buyer’s sole and absolute discretion thereafter), Sellers may cancel or terminate any Lease or commence collection, unlawful detainer or other remedial action against any tenant upon the occurrence of a default by the tenant under said Lease.  Sellers shall deliver to Buyer copies of all default notices delivered to or received from any of the tenants in connection with the Leases after the Effective Date.

6.4.Operation of Properties.  From and after the Effective Date, Sellers shall operate, maintain and manage the Properties in the same manner as Sellers have in the past, including continuing repair and preventative maintenance and maintenance of adequate insurance with respect thereto.

6.5.Contracts.  Buyer shall give notice to Sellers on or before the expiration of the Inspection Period of the Contracts which Buyer elects to not continue after Closing, and Sellers shall take such steps as are necessary to terminate such Contracts, with Sellers being obligated to pay (and to indemnify Buyer from) any termination fees or other charges resulting from such termination; provided that Buyer shall not have the right to elect to terminate the existing elevator service contracts affecting any or all of the Properties.  If Buyer fails to deliver such notice, then Buyer shall have elected to terminate all such Contracts.  All elevator contracts, and all other Contracts which Buyer does not elect to terminate as set forth above (collectively, the “Assigned Contracts”) shall be assigned to and assumed by Buyer at Closing.  Notwithstanding the foregoing, Sellers shall, at their expense and by the time of Closing, terminate their contracts with Sellers’ property management companies and leasing managers, provided that Buyer shall assume and be responsible for any commission or other amounts payable under any broker or commission agreements relating to Leases at the Real Property in accordance with Section 6.2 hereof.  From and after the Effective Date until the Cutoff Date, Sellers shall provide Buyer with copies of any new Contracts, all of which shall be terminable without penalty to the owner of the Property on not more than thirty (30) days prior written notice.  From and after the Cutoff Date, Sellers shall not enter into any new Contracts which would be binding on Buyer following the Closing without the prior written consent of Buyer, in its sole discretion.  Buyer shall be deemed to have consented to any proposed new Contract if Buyer has not responded within three (3) Business Days after Sellers’ request for consent thereto.

6.6.No Marketing of Properties.  Sellers agree that they will not actively market, offer to sell, or negotiate a sale of the Properties or a contract to sell the Properties to any other person or entity while this Agreement remains in effect, and any breach of this Section 6.6 shall constitute Sellers’ default under this Agreement.

6.7.No Liens on Properties.  During the pendency of this Agreement, Sellers shall not voluntarily create any liens, easements or other matters of record on any portion of the Properties without the prior written consent of Buyer, which shall not be unreasonably withheld, conditioned or delayed prior to the Cutoff Date but may be granted or withheld in Buyer’s sole and absolute discretion thereafter.

6.8.Subordination, Non-Disturbance, and Attornment Agreements.  Sellers shall cooperate with Buyer in transmitting to tenants (and upon Buyer’s written request with respect to any specific tenants shall send a follow up request to such tenant) any form of subordination, non-disturbance and attornment agreement (“SNDA”) desired by Buyer’s lender prepared by Buyer and submitted to Sellers for distribution to the tenants. Buyer agrees that neither Sellers nor their respective property managers shall be required to incur any material out-of-pocket expense or liability nor shall Sellers have any obligation to declare a default or otherwise threaten or pursue any remedy for the failure of any tenant to deliver any SNDA, and that receipt of any SNDAs shall not be a condition to Buyer’s obligations to proceed with Closing.

6.9.REA Estoppels.  Sellers shall, at Buyer’s request, request (and upon Buyer’s written request with respect to any specific estoppel shall send a follow up request for) a written estoppel certificate from all parties to any reciprocal easement agreements, declarations of covenants, conditions, restrictions and easements or similar agreements which burden or benefit any Property substantially in the forms delivered by Buyer to Sellers during the Inspection Period, subject to such modifications as Sellers may reasonably require.  The signed certificates from such parties are collectively referred to herein as the “REA Estoppels.”  Buyer agrees that neither Sellers nor their respective property managers shall be required to incur any material out-of-pocket expense or liability nor shall Sellers have any obligation to declare a default or otherwise threaten or pursue any remedy for the failure of any association (or other entity) to deliver any REA Estoppel, and that receipt of any REA Estoppels shall not be a condition to Buyer’s obligations to proceed with Closing.

6.10.Survival.  The provisions of this Section 6 shall survive Closing or the termination of this Agreement.

7.Closing; Deliveries.

7.1.Time of Closing.

7.1.1.The Closing shall take place on the date that is thirty (30) days after the end of the Inspection Period (subject, however, to extension as expressly set forth herein) (the “Closing Date”) at the offices of the Escrow Agent, unless otherwise agreed to in writing by both Seller and Buyer.

7.1.2.If the Closing Date falls on a day which is not a Business Day, the Closing Date shall be the next Business Day.

7.1.3.Notwithstanding anything to the contrary contained herein, Sellers or Buyer shall each have a one-time right to adjourn the Closing Date to a date that is not later than thirty (30) days following the initial scheduled Closing Date, which date shall become the Closing Date for all purposes under this Agreement.  Such extension right shall be exercisable only by delivery by the electing party to the other party(ies), on or before the date that is three (3) Business Days prior the initial scheduled Closing Date, of an express written notice indicating that such party has elected to adjourn the scheduled Closing Date pursuant to this Section 7.1 and the specific calendar date to which such party elects to adjourn the scheduled Closing Date, which date must be a Business Day and be not later than thirty (30) days following the initially scheduled Closing Date.

7.2.Sellers Deliveries.  At Closing, each Seller shall deliver to Escrow Agent the following with respect to its Property:

7.2.1.A limited warranty deed (the “Deed”) to the applicable Real Property from the applicable Seller, duly executed and acknowledged by such Seller and substantially in the form attached hereto as Exhibit C, subject only to such title matters as are approved (or deemed approved) pursuant to Section 4.5.

7.2.2.A quitclaim deed in form and substance reasonably acceptable to Buyer (the “Quitclaim Deed”). The legal description of the Land set forth in the Quitclaim Deed will be based upon and conform to Buyer’s as-surveyed legal description (each Seller will provide a Quitclaim Deed just for its specific portion of the Land).

7.2.3.A bill of sale for the Personalty from such Seller, substantially in the form attached hereto as Exhibit D, duly executed by such Seller.

7.2.4.An assignment and assumption of Leases, Contracts and Security Deposits (the “Assignment and Assumption of Leases, Contracts and Security Deposits”) from such Seller, substantially in the form attached hereto as Exhibit E, duly executed by such Seller.

7.2.5.An assignment of the Intangible Property and Property Documents (the “Assignment of Intangible Property”) from such Seller, substantially in the form attached hereto as Exhibit F, duly executed by such Seller.

7.2.6.A notice to the tenants of the applicable Building (the “Tenant Notice Letter”) from the applicable Seller advising of the sale of such Building and directing that rent and other payments thereafter be sent to Buyer at the address provided by Buyer at Closing, substantially in the form attached hereto as Exhibit G, duly executed by such Seller.

7.2.7.An owner’s affidavit in the form attached hereto as Exhibit J.

7.2.8.A Non-Foreign Affidavit as required by the Foreign Investors in Real Property Tax Act (“FIRPTA”), as amended, in the form of Exhibit H, duly executed by the applicable Seller.

7.2.9.A certification by the applicable Seller substantially in the form attached hereto as Exhibit I that all representations and warranties made by such Seller in Section 3 of this Agreement are true and correct in all material respects on the Closing Date, except as may be set forth in such certificate. The inclusion of any exception in such certificate shall not prejudice Buyer’s rights under this Agreement with respect to the subject matter of such exception.

7.2.10.Keys or combinations to all locks at the Properties, to the extent in each Seller’s possession.  Buyer hereby acknowledges and agrees that Sellers shall be permitted to make the items described in this paragraph available to Buyer at the Properties in lieu of delivering them to Escrow Agent.

7.2.11.Originals or copies of the Leases and copies of lease files at the Real Property, and originals or copies of any Assigned Contracts (except the Proprietary Materials), in each case to the extent in each Seller’s possession.  Buyer hereby acknowledges and agrees that Sellers shall be permitted to make the items described in this paragraph available to Buyer at each applicable Building in lieu of delivering them to Escrow Agent.

7.2.12.Executed copies of state, county and local transfer declarations, as applicable.

7.2.13.Such documents and instruments as are necessary or reasonably required by Buyer or the title insurer to evidence the authority of Sellers and its signatories to execute the instruments to be executed by Sellers in connection with the transactions contemplated herein, and evidence that the execution of such instruments is the official act of Sellers.

7.2.14.All originally executed Estoppel Certificates as may be in Seller’s possession.

7.2.15.All originally executed subordination, non-disturbance and attornment agreements as may be in Seller’s possession.

7.2.16.With respect to all letters of credit which constitute Security Deposits, Seller will deliver originals of all such letters of credit to Buyer together with an assignment of all rights of Seller thereunder and any request for transfer necessary to effectuate such assignment. If such assignments and transfer requests are not delivered at Closing, Seller agrees to diligently pursue them after Closing, and Seller shall make demand under the applicable letter(s) of credit until the applicable letter(s) of credit is effectively transferred to Buyer (provided that any such demand shall be at Buyer’s sole cost and expense, and Buyer shall indemnify, defend and hold Seller harmless from any costs in connection with such demand and from any claims made by any tenant with respect to and/or as a result of such demand. Seller’s obligations in the immediately prior sentence shall survive the Closing.

7.2.17.An updated rent roll for the Properties with respect to the month in which the Closing occurs.

7.2.18.Originals or copies of the Property Documents, to the extent in each Seller’s possession.  Buyer hereby acknowledges and agrees that Sellers shall be permitted to make the items described in this paragraph available to Buyer at each applicable Building in lieu of delivering them to Escrow Agent.

7.3.Buyer Deliveries.  At Closing, Buyer shall deliver to Escrow Agent the following:

7.3.1.A wire transfer in the amount required under Section 2.2 hereof (subject to the adjustments provided for in this Agreement).

7.3.2.A certification by Buyer substantially in the form attached hereto as Exhibit I that all representations and warranties made by Buyer in Section 16 of this Agreement are true and correct in all material respects on the Closing Date, except as may be set forth in such certificate.

7.3.3.The Assignment and Assumption of Leases, Contracts and Security Deposits, duly executed by Buyer.

7.3.4.The Assignment of Intangible Property, duly executed by Buyer.

7.3.5.Executed copies of state, county and local transfer declarations, as applicable.

7.3.6.Such documents and instruments as are necessary or reasonably required by Sellers or the title insurer to evidence the authority of Buyer and its signatories to execute the instruments to be executed by Buyer in connection with the transactions contemplated herein, and evidence that the execution of such instruments is the official act of Buyer.

8.Apportionments; Taxes; Expenses.

8.1.Apportionments.

8.1.1.Taxes and Operating Expenses.  All real estate taxes, charges and assessments affecting the Properties (“Taxes”), all charges for water, electricity, sewer, gas, telephone and all other utilities (“Operating Expenses”), to the extent not paid directly by tenants, and all common area maintenance charges billed to tenants on an estimated basis (“CAM Charges”) shall be prorated on a per diem basis as of the Closing Date.  Buyer shall be entitled to all income and responsible for all expenses for the period beginning at 12:01 a.m. (Eastern Time Zone (U.S.A.)) on the Closing Date, except as set forth herein and Seller shall have no responsibility for any expenses incurred by Buyer following Closing.  Any proration of Taxes shall be done on an accrual basis based on Taxes payable during the fiscal year in which Closing occurs.  If any Taxes have not been finally assessed as of the Closing Date for the current fiscal year of the taxing authority, then the same shall be adjusted at Closing based upon the most recently issued bills therefor, and shall be re-adjusted when and if final bills are issued.  If any Operating Expenses or CAM Charges cannot conclusively be determined as of the Closing Date, then the same shall be adjusted at Closing based upon the most recently issued bills thus far, and shall be re-adjusted when and if final bills are issued.  Buyer hereby agrees to assume all assessments affecting the Properties, whether special or general, applicable to the period of time from and after the Closing.

Seller may prosecute appeals (if any) of the real property tax assessment for the period prior to the Closing, and may take related action which Seller deems appropriate in connection therewith, subject to Buyer’s reasonable approval over any settlement thereof.  Buyer shall cooperate with Seller in connection with such appeal and collection of a refund of real property taxes paid.  Seller owns and holds all right, title and interest in and to such appeal and refund, and all amounts payable in connection therewith shall be paid directly to Seller by the applicable authorities.  If such refund or any part thereof is received by Buyer relating to the pre-Closing period, Buyer shall promptly pay such amount to Seller.  Any refund received by Seller shall be distributed as follows: first, to reimburse Seller for all costs incurred in connection with the appeal; second, with respect to refunds payable to tenants of the Real Property pursuant to the Leases, to such tenants in accordance with the terms of such Leases; and third, to Seller to the extent such appeal covers the period prior to the Closing, and to Buyer to the extent such appeal covers the period as of the Closing and thereafter.  If and to the extent any such appeal covers the period after the Closing, Buyer shall have the right to participate in such appeal and approve any settlement in its sole discretion.

8.1.2.Rent.  Except for delinquent rent, all rent due under the Leases, and all other gross income generated by the Properties, shall be prorated to the Closing Date.  Seller shall provide to Buyer a credit at Closing for any prepaid rent paid by tenants relating to the period of time from and after the Closing Date.  Delinquent rent shall not be prorated but shall remain the property of Sellers.  Payments received from tenants from and after the Closing Date shall be applied first to rents then due for the current period but not yet paid and then to delinquent rents, if any, in inverse order of maturity.  For a period of three (3) months after the Closing, in the usual course of Buyer’s operation of the Properties, Buyer shall use good faith efforts to collect delinquent rents for the benefit of Sellers, but Buyer will not be obligated to place (or threaten to place) any tenant in default of its Lease or institute any lawsuit or other collection procedures to collect delinquent rents.  Sellers shall not have the right to pursue the collection of any unpaid or delinquent rents after the Closing.

8.1.3.Charges under Assigned Contracts.  The unpaid monetary obligations of Sellers with respect to any of the Assigned Contracts shall be prorated on a per diem basis as of Closing Date.

8.1.4.Security Deposits.  The cash Security Deposits (together with any accrued interest thereon as may be required by law or contract), to the extent not theretofore applied by Sellers, shall be credited to Buyer as of the Closing Date.  Sellers will be responsible for any transfer fees charged by the issuing institutions with respect to all letters of credit which constitute Security Deposits, in each case except to the extent such fees are the responsibility of the tenant under the applicable Lease (in which case Sellers shall have no responsibility for such transfer fees and Buyer shall have the right to seek reimbursement of such fees from such tenant or cause such tenant to pay such fees directly to the issuer of the letter of credit).

8.1.5.Intentionally Omitted.

8.1.6.Correction of Prorations.  In the event any prorations, apportionments, adjustments, or computation shall prove to be incorrect for any reason (including errors or omissions), then either party shall be entitled to an adjustment to correct the same within thirty (30) days after written notice to the other party, provided that all such adjustments shall be made, if at all, on or before a date which is one hundred fifty (150) days after the calendar year in which the Closing occurs.

8.1.7.Survival.  The provisions of this Section 8.1 shall survive the Closing to the extent any monies may be payable pursuant to this Section 8.1 to either party subsequent to the transfer of title to the Properties to Buyer.  Any reimbursements payable by any tenant under the terms of any Lease affecting the Properties as of the Closing Date, which reimbursements pertain to such tenant’s pro rata share of increased operating expenses or common area maintenance costs incurred with respect to the Properties at any time prior to the Closing, shall, to the extent not capable of being prorated at Closing, be prorated upon Buyer’s actual receipt of any such reimbursements, on the basis of the respective share of such costs or expenses paid by the Sellers and the Buyer during the period in respect of which such reimbursements are payable; and Buyer agrees to pay to Sellers,

Sellers’ pro rata portion of such reimbursements within thirty (30) days after Buyer’s receipt thereof.  Conversely, if any tenant under any such Lease shall become entitled at any time after Closing to a refund of tenant reimbursements actually paid by such tenant prior to Closing, then, Sellers shall, within thirty (30) days following Buyer’s demand therefor, pay to Buyer any amount equal to Sellers’ pro rata share of such reimbursement refund obligations, said proration to be calculated on the same basis as hereinabove set forth.  It is agreed that adjustment billings to tenants for operating expenses, common area maintenance charges, taxes or insurance premiums for the accounting year in which the Closing occurs shall be billed by Buyer and shall be adjusted between Sellers and Buyer based upon the respective percentages of the total related expenses paid by each of Buyer and Sellers for such accounting year.  To satisfy Buyer’s foregoing obligation to bill tenants for the full calendar year in which the Closing takes place, within thirty (30) days following Closing, Sellers shall provide Buyer with general ledgers for the calendar year in which the Closing takes place, through the Closing Date.  Notwithstanding the foregoing, all adjustments and prorations shall become final and no further adjustments or prorations shall be done one hundred fifty (150) days following the end of the calendar year in which the Closing takes place.

8.2.Closing Costs.  Sellers shall pay one-half of the costs and fees of the Escrow Agent, as well as any real estate transfer taxes applicable to the conveyance of the Properties.  Buyer agrees to pay recording costs or other charges imposed upon recordation of the Deed or the Quitclaim Deeds for the Properties.  Buyer shall also pay all costs associated with any lender’s and owner’s title insurance policy (including all endorsements), the cost of any new or updated survey that it elects to obtain, the costs of its due diligence studies and reports, and one half of the costs and fees of the Escrow Agent.  Sellers and Buyer shall each pay the costs of their own counsel, accountants and third-party consultants.

9.Damage or Destruction; Condemnation; Insurance.

9.1.If at any time prior to the Closing Date there is “major” damage or destruction to any of the Properties (or any portion thereof), and such Property (or any portion thereof) cannot be restored to the original condition prior to Closing, or if all or any “major” portion of any Property (or any portion thereof) is condemned or taken by eminent domain proceedings by any public authority, then, at the option of Buyer exercised within ten (10) Business Days following notice of such “major” damage, destruction, condemnation or taking, this Agreement shall terminate, and the Deposit shall be returned to Buyer, and except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder.  For the avoidance of doubt, any termination of this Agreement pursuant to this Section 9 or otherwise shall be of the entire Agreement, and under no circumstances shall Sellers be obligated to sell, or Buyer be entitled to purchase, less than all of the Properties.

9.2.For purposes of this provision “major” damage, destruction, condemnation or taking refers to the following:  (i) loss, damage, or actual or threatened condemnation or taking with respect to any Property or any portion thereof such that the cost of repairing or restoring the portion of the Property in question to a condition substantially identical to that of such portion of the Property prior to the event of loss, damage, or condemnation or taking would be, in the opinion of an architect selected by Sellers and reasonably approved by Buyer, equal to or greater than $3,292,500, (ii) any loss, damage, or condemnation or taking which permanently and materially impairs the current use of, or access to and/or from, such Property, (iii) any loss, damage or condemnation or taking to the Property that entitles Major Tenants leasing in excess of 200,000 rentable square feet in the aggregate to terminate their Leases and such Major Tenants do not waive such termination rights with respect to such casualty, or (iv) a casualty which is uninsured or underinsured, if Sellers do not agree to credit Buyer at Closing for any such uninsured or underinsured amount.  If Buyer does not give notice to Sellers of Buyer’s reasons for disapproving an architect within five (5) Business Days after receipt of notice of the proposed architect, Buyer shall be deemed to have approved the architect selected by Sellers.

9.3.If there is any damage or destruction or condemnation or taking, and if Buyer elects not to, or is not entitled to, terminate this Agreement as herein provided, then (a) in the case of a taking, all condemnation proceeds paid or payable to a Seller or Sellers shall belong to Buyer and shall be paid over and assigned to Buyer at Closing; and (b) in the case of a casualty, the applicable Seller shall assign to Buyer all rights to any insurance proceeds paid or payable under the applicable insurance policies, less any costs of collection and any sums expended in restoration, and such Seller’s insurance policy deductible (if any) shall be a credit to Buyer against the Purchase Price.

10.Remedies.

10.1.Buyer Default.  In the event Buyer breaches or fails, without legal excuse to complete the purchase of the Properties or to perform any of its other material obligations under this Agreement, and such failure continues for ten (10) Business Days after written notice from Sellers to Buyer regarding the same (provided that such ten (10) Business Day period shall not be applicable in connection with a failure by Buyer to perform any of its obligations on the scheduled Closing Date or with respect to any repetitive breaches by Buyer of any provision of this Agreement), then Sellers shall, as their sole remedy therefor, be entitled to terminate this Agreement and receive the Deposit, plus all interest earned and accrued thereon, as liquidated damages (and not as a penalty) in lieu of, and as full compensation for, all other rights or claims of Sellers against Buyer by reason of such default (other than with respect to the indemnification and restoration obligations of Buyer contained herein).  Thereupon this Agreement shall terminate and the parties shall be relieved of all further obligations and liabilities hereunder, except as expressly set forth herein, including, but not limited to, Buyer’s indemnification and restoration obligations.  Buyer and Sellers acknowledge that the damages to Sellers resulting from Buyer’s breach would be difficult, if not impossible, to ascertain with any accuracy, and that the liquidated damage amount set forth in this Section 10.1 represents both parties’ best efforts to approximate such potential damages.  In the event Buyer breaches Buyer’s indemnification and restoration obligations hereunder, then Buyer shall be liable to Sellers for actual damages suffered by Sellers on account of Buyer’s breach of such obligations, and shall in no event be liable for any consequential or punitive damages on account of any such breach.

10.2.Sellers’ Pre-Closing Default.

10.2.1.In the event Sellers materially breach or fail, without legal excuse, to complete the sale of the Properties or to perform their respective obligations under this Agreement, and such failure continues for ten (10) Business Days after written notice from Buyer to Sellers regarding the same (provided that such ten (10) Business Day period shall not be applicable in connection with a failure by Sellers to perform any of its obligations on the scheduled

Closing Date), Buyer may, as its sole remedy therefor either (a) enforce specific performance of this Agreement against Sellers, or (b) terminate this Agreement and receive a return of the Deposit.  In the latter case, Sellers shall promptly reimburse Buyer for Buyer’s actual verifiable out-of-pocket costs and expenses incurred in connection with this Agreement or as a result of Sellers’ default hereunder (“Pursuit Costs”) not to exceed a total amount of $250,000.  Buyer shall be deemed to have elected to terminate this Agreement and receive a return of the Deposit and reimbursement of the Pursuit Costs if Buyer fails to provide Sellers with written notice, within fifteen (15) days following the date upon which the Closing was to have occurred, of Buyer’s intent to file a suit for specific performance or if Buyer fails to file such suit within forty-five (45) days after such written notice.  Notwithstanding the foregoing, solely in the event that Sellers default under this Agreement by transferring the Property to another person or entity (other than Buyer) such that specific performance is no longer an available remedy, then, in addition to its remedies set forth above, Buyer shall have the right to bring an action against Seller for Buyer’s actual damages, provided that in no event shall the liability of Seller in such event exceed an amount equal to the amount by which the purchase price paid by such other person or entity exceeds the amount of the Purchase Price set forth in this Agreement.

10.2.2.Except as set forth in this Section 10.2, Buyer expressly waives its rights to seek damages in the event of any Seller’s pre-Closing default hereunder.

10.3.Limited Recourse.  Notwithstanding anything to the contrary contained in this Agreement, Buyer agrees that its recourse against Sellers under this Agreement or under any other agreement, document, certificate or instrument delivered by Sellers to Buyer, or under any law applicable to the Properties or this transaction, shall be strictly limited to each Seller’s interest in the Property (or upon consummation of the transaction contemplated hereunder, to the net proceeds of the sale thereof actually received by such Seller), and that in no event shall Buyer seek or obtain any recovery or judgment against any of each Seller’s other assets (if any) or against any of the Indemnified Parties.

11.Confidentiality.  At all times prior to the Closing, Buyer agrees to keep confidential and not to use, other than in connection with its determination whether to proceed with the purchase of the Properties in accordance with Section 4.4 hereof, any of the documents, material or information regarding the Properties supplied to Buyer by Sellers or by any third party at Sellers’ request, including, without limitation any environmental site assessment reports furnished to Buyer except to Buyer’s agents, officers, directors, partners, lenders, prospective partners and lenders, employees, advisors, attorneys and accountants on a “need to know” basis and only to the extent reasonably necessary to analyze the feasibility and desirability of the purchase of the Properties.  In addition, prior to the Closing, neither Buyer nor Sellers shall issue any press release or other information to the public regarding the transaction contemplated herein, except as may be expressly approved in advance by the non-requesting party.  Notwithstanding the foregoing, Buyer and Sellers shall be permitted to make such disclosures as are required by the law, including the securities laws (and filing a copy of this Agreement to the extent necessary for compliance therewith) and laws relating to financial reporting or in connection with asserting or defending any claim relating to the Properties or this Agreement.   Buyer agrees to indemnify and hold harmless Sellers from and against any and all losses, damages, claims and liabilities of any kind (including, without limitation, reasonable attorneys’ fees actually incurred) arising out of Buyer’s breach of this Section 11.  Sellers agree to indemnify and hold harmless Buyer from and against any and all losses, damages, claims and liabilities of any kind (including, without limitation, reasonable attorneys’ fees actually incurred) arising out of any Seller’s breach of this Section 11.  The provisions of this Section 11 shall survive the Closing for a period one (1) year and shall survive any earlier termination of this Agreement indefinitely.

12.Possession.  Possession of the Properties shall be surrendered to Buyer at Closing, subject only to the rights of tenants under the Leases.

13.Notices.  All notices and other communications provided for herein shall be in writing and shall be sent to the address set forth below (or such other address as a party may hereafter designate for itself by notice to the other parties as required hereby) of the party for whom such notice or communication is intended:

13.1.If to Sellers:

c/o Franklin Street Properties Corp.

401 Edgewater Place, Suite 200
Wakefield, Massachusetts 01880
Email: scarter@fspreit.com
Attention: Scott H. Carter, Esq.

With a copy to:

Sheppard Mullin Richter & Hampton LLP
30 Rockefeller Plaza
New York, New York 10112
Email: bgurtman@sheppardmullin.com
Attention: Brian N. Gurtman, Esq.

If to Buyer:

c/o Crocker Partners LLC

3475 Piedmont Road, Suite 580

Atlanta, Georgia 30305

Email: ceachus@crockerpartners.com

Attention: Christopher D. Eachus

With a copy to:

Alston & Bird

One Atlantic Center

1201 West Peachtree Street

Suite 4900

Atlanta, Georgia 30309

Email:  jason.howard@alston.com

Attention: Jason W. Howard, Esq.

If to the Escrow Agent to:

Chicago Title Insurance Company
2828 Routh Street, Ste. 800

Dallas, Texas 75201
Email: Daniel.Tsakonas@ctt.com
Attention: Daniel R. Tsakonas

Any such notice or communication shall be sufficient if sent by registered or certified mail, return receipt requested, postage prepaid; by hand delivery; by overnight courier service; or by e-mail delivery (provided that such e-mail delivery is confirmed by the sender by delivery service or by mail in the manner previously described within 24 hours after such transmission is sent).  Any such notice or communication shall be effective when delivered or when delivery is refused.

14.Brokers.  Buyer and Sellers represents to the other that it has not dealt with any broker or agent in connection with this transaction.  Each party hereby indemnifies and holds harmless the other party from all loss, cost and expense (including reasonable attorneys’ fees actually incurred) arising out of a breach of its representation or undertaking set forth in this Section 14.  The provisions of this Section 14 shall survive Closing or the termination of this Agreement.

15.Escrow Agent.  Escrow Agent shall hold the Deposit in accordance with the terms and provisions of this Agreement, subject to the following:

15.1.Obligations.  Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against Escrow Agent.

15.2.Reliance.  Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes, and any statement or assertion contained in such writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instrument in connection with the provisions of this Agreement has been duly authorized to do so.  Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited in escrow, nor as to the identity, authority, or right of any person executing the same, and Escrow Agent’s duties under this Agreement shall be limited to those provided in this Agreement.

15.3.Indemnification.  Unless Escrow Agent discharges any of its duties under this Agreement in a negligent manner or is guilty of willful misconduct with regard to its duties under this Agreement, Sellers and Buyer shall indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or other expenses, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in such connection Sellers and Buyer shall indemnify Escrow Agent against any and all expenses (including reasonable attorneys’ fees actually incurred) and the cost of defending any action, suit or proceeding or resisting any claim in such capacity.

15.4.Disputes.  If the parties (including Escrow Agent) shall be in disagreement about the interpretation of this Agreement, or about their respective rights and obligations, or the propriety of any action contemplated by Escrow Agent, or the application of the Deposit, Escrow Agent shall hold the Deposit until the receipt of written instructions from both Buyer and Sellers or a final order of a court of competent jurisdiction.  In addition, in any such event, Escrow Agent may, but shall not be required to, file an action in interpleader to resolve the disagreement.  Escrow Agent shall be indemnified for all costs and reasonable attorneys’ fees actually incurred in its capacity as Escrow Agent in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the interpleader action is received.

15.5.Counsel.  Escrow Agent may consult with counsel of its own choice and have full and complete authorization and protection in accordance with the opinion of such counsel.  Escrow Agent shall otherwise not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind, unless caused by its negligence or willful misconduct.

15.6.Interest.  All deposits into the escrow shall be held by the Escrow Agent in an interest-bearing account.  All interest earned on the Deposit shall be deemed to be part of the Deposit and shall accrue to the benefit of Buyer except to the extent the Deposit becomes payable to Sellers pursuant to Section 10.1.  In such event the interest earned on the Deposit shall accrue to the benefit of the Sellers.

16.Representations of Buyer.  Buyer represents and warrants that:

16.1.Authority.  Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida, and shall at Closing be duly qualified to transact business in the State of Georgia, and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement by Buyer has been duly authorized.

16.2.No Conflict.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of Buyer does not and will not violate any applicable law, ordinance, statute, rule, regulation, order, decree or judgment, conflict with or result in the breach of any material terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of the Buyer by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which Buyer is a party or which is or purports to be binding upon Buyer or which otherwise affects Buyer, which will not be discharged, assumed or released at Closing.  No action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon Buyer in accordance with its terms.

16.3.No Financing Contingency.  Buyer acknowledges and agrees that its obligations hereunder are not contingent upon Buyer obtaining financing for the purchase of the Properties.

16.4.Bankruptcy Matters.  Buyer has not (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Buyer’s creditors, (c) suffered the appointment of a receiver to take possession of all, or substantially all, of Buyer’s assets, (d) suffered the attachment or other judicial seizure of all, or substantially all, of Buyer’s assets, (e) admitted in writing its inability to pay its debts as they come due, or (f) made an offer of settlement, extension or composition to its creditors generally, and Buyer has not planned or contemplated, and is not planning or contemplating, any of the foregoing.

16.5.OFAC.  Buyer is in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation or orders are collectively hereinafter referred to as the “Orders”).  Neither the Buyer nor any of its affiliates (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”), (b) is a Person (as defined in the Order) who has been determined by competent authority to be subject to the prohibitions contained in the Orders, or (c) is owned or controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts for or on behalf of, any person on the Lists or any other person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.  Buyer is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and is not engaging in the transactions contemplated herein, directly or indirectly, on behalf of, or instigating or facilitating the transactions contemplated herein, directly or indirectly, on behalf of, any such person, group, entity or nation.

17.Miscellaneous.

17.1.Assignability.  Buyer may not assign this Agreement, in whole or in part, without first obtaining Sellers’ written consent, which consent may be withheld in Sellers’ sole discretion; provided, however, no consent shall be required for an assignment of this Agreement, in whole or in part, to a partnership, limited liability company or other entity that Buyer demonstrates, to Sellers’ reasonable satisfaction, Angelo J. Bianco and/or Christopher D. Eachus, directly or indirectly, owns an equity interest in, and provided further that: (a) any assignee must execute an assumption of the obligations of Buyer hereunder, in a form reasonably acceptable to Sellers, (b) any such assignment shall not impose any obligations on Sellers, and (c) Buyer must provide Seller with notice of such assignment shall no later than ten (10) Business Days prior to Closing.  Any assignment in contravention of this provision shall be void.  No assignment shall release the Buyer herein named from any obligation or liability under this Agreement.  Any assignee shall be deemed to have made any and all representations and warranties made by Buyer hereunder and shall be bound by any covenant of Buyer hereunder, as if the assignee were the original signatory hereto.  No assignment by Buyer under this Section 17.1 shall require Sellers to update or modify any Estoppel Certificate requested or delivered in accordance with Section 4.6 hereof.

17.2.Governing Law; Bind and Inure.  This Agreement shall be governed by the law of the State of Georgia and shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and personal representatives.

17.3.Recording.  Buyer covenants and agrees that in no event will Buyer record or cause to be recorded this Agreement or any memorandum hereof and that Buyer’s breach of this provision shall represent a material default by Buyer, and Sellers shall have all of the rights and remedies provided herein, including the option of terminating this Agreement and retaining the Deposit as liquidated damages.

17.4.Time of the Essence.  Time is of the essence as to the obligations of Buyer and Sellers under each and every provision of this Agreement.

17.5.Headings.  The headings preceding the text of the paragraphs and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

17.6.Counterparts.  This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17.7.Exhibits.  All Exhibits which are referred to herein and which are attached hereto or bound separately and initialed by the parties are expressly made and constitute a part of this Agreement.

17.8.Survival.  Unless otherwise expressly stated in this Agreement, each of the warranties and representations of Sellers and Buyer shall survive the Closing for a period of nine (9) months after the Closing Date (the “Survival Period”) before which the party claiming such breach must have provided written notice to the other party by such date and filed a suit or action in a court of competent jurisdiction by the date that is thirty (30) days after the expiration of the Survival Period and any claim based on a breach of any of the representations or warranties not specified in such action shall be deemed irrevocably waived upon the expiration of the Survival Period; provided, however, that any recourse sought under such suit or action shall be limited as provided in Section 3A.4 hereof.  Unless expressly made to survive, all obligations and covenants of Sellers contained herein shall be deemed to have been merged into the Deeds and shall not survive the Closing.

17.9.Use of Proceeds to Clear Title.  To enable Sellers to make conveyance as herein provided, Sellers may, at the time of Closing, use the Purchase Price or any portion thereof to clear the title of any or all encumbrances or interests, provided that provision reasonably satisfactory to Buyer’s attorney is made for prompt recording of all instruments so procured in accordance with conveyancing practice in the jurisdiction in which the Properties are located.

17.10.Submission not an Offer or Option.  The submission of this Agreement or a summary of some or all of its provisions for examination or negotiation by Buyer or Sellers does not constitute an offer by Sellers or Buyer to enter into an agreement to sell or purchase the Properties (or any portion thereof), and no party shall be bound to the others with respect to any such purchase and sale until a definitive agreement satisfactory to the Buyer and Sellers in their sole discretion is executed and delivered by Sellers and Buyer.

17.11.Entire Agreement; Amendments.  This Agreement and the Exhibits hereto set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as contained herein.  This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party or parties against whom enforcement of any waiver, change, modification, consent or discharge is sought.

17.12.No Third Party Beneficiaries.  The warranties, representations, agreements and undertakings contained herein shall not be deemed to have been made for the benefit of any person or entity other than the parties hereto.  The provisions of this Section 17.12 shall survive Closing or the sooner termination of this Agreement.

17.13.Further Assurances.Buyer and Sellers agree, at any time and from time to time at or after Closing, to execute, acknowledge where appropriate, and deliver or cause to be executed, acknowledged and delivered such further instruments and documents and to take such other action as the other party(ies) or the Escrow Agent may reasonably request to carry out the intents and purposes of this Agreement; provided that neither party shall be obligated to deliver any instruments or documents which would increase their obligations or decrease their rights under this Agreement.  The provisions of this Section 17.13 shall survive Closing.

17.14.Waiver of Jury Trial.  THE RESPECTIVE PARTIES HERETO SHALL AND HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR FOR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE.  THE PROVISIONS OF THIS SECTION 17.14 SHALL SURVIVE CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT.

17.15.Litigation.  If any legal action or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party or parties shall be entitled to recover its reasonable fees and costs, including reasonable attorneys’ fees actually incurred, court costs and other costs incurred in such action or proceeding (at trial and on appeal in connection with such proceeding), in addition to any other relief to which it or they may be entitled.  For purposes of this Section 17.15, (a) the term  “prevailing party” shall be deemed to be that party who obtains substantially the result sought, whether by settlement, mediation, judgment or otherwise, and (b) the term “attorneys’ fees” shall include the actual attorneys’ fees actually incurred in retaining counsel for advice, negotiations, suit, appeal and any other legal proceeding, including mediation and arbitration.  The provisions of this Section 17.15 shall survive Closing or earlier termination of this Agreement.

17.16.Business Days.  The phrase “Business Days” as used herein shall mean the days of Monday through Friday, excepting only federal holidays.  If the last day upon which performance hereunder would otherwise be required or permitted is not a Business Day, then the time for such performance shall be automatically extended to the next day that is a Business Day.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

SELLER:

FSP ONE OVERTON PARK LLC,
a Delaware limited liability company

By:	/s/ Jeffrey B. Carter
Name:	Jeffrey B. Carter
Title:	President

FSP ONE RAVINIA DRIVE LLC,
a Delaware limited liability company

By:	/s/ Jeffrey B. Carter
Name:	Jeffrey B. Carter
Title:	President

FSP TWO RAVINIA DRIVE LLC,
a Delaware limited liability company

By:	/s/ Jeffrey B. Carter
Name:	Jeffrey B. Carter
Title:	President

[signatures continue on next page]

BUYER:

CP ACQUISITION III LLC,
a Florida limited liability company

By:	/s/ Christopher D. Eachus
Name: Christopher D. Eachus
Title: Authorized Signatory

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ Jennifer Haden
Name: Jennifer Haden
Title: Escrow Officer

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is entered into as of April 8, 2021 (“Effective Date”), by and among FSP ONE RAVINIA DRIVE LLC, a Delaware limited liability company, FSP TWO RAVINIA DRIVE LLC, a Delaware limited liability company, and FSP ONE OVERTON PARK LLC, a Delaware limited liability company (“Overton Seller”; each as “Seller” and collectively and jointly and severally, “Sellers”), and ONE OVERTON OWNER, LLC, a Delaware limited liability company (“Overton Buyer”), ONE RAVINIA OWNER, LLC, a Delaware limited liability company (“One Ravinia Buyer”), and TWO RAVINIA OWNER, LLC, a Delaware limited liability company (“Two Ravinia Buyer”) each a “Buyer” and collectively and jointly and severally, “Buyers”).

BACKGROUND:

A.Sellers and CP Acquisition III, a Florida limited liability company (“Original Buyer”) entered into that certain Purchase and Sale Agreement dated as of March 5, 2021 (the “Agreement”) for the sale and purchase of certain property located in Atlanta, Cobb County, Georgia, and Dunwoody, DeKalb County, Georgia, as more particularly described in the Agreement.

B.On April 7, 2021, Original Buyer assigned (a) all of the Original Buyer’s rights in and to the Agreement to acquire the Overton Land and Overton, and the remainder of the Property that is associated with the Overton Land and Overton to Overton Buyer, (b) all of the Original Buyer’s rights in and to the Agreement to acquire the One Ravinia Land and One Ravinia, and the remainder of the Property that is associated with the One Ravinia Land and One Ravinia to One Ravinia Buyer, and (c) all of the Original Buyer’s rights in and to the Agreement to acquire the Two Ravinia Land and Two Ravinia, and the remainder of the Property that is associated with the Two Ravinia Land and Two Ravinia to Two Ravinia Buyer.

C.Sellers and Buyers desire to amend the Agreement pursuant to the terms and conditions of this Amendment.

AGREEMENT:

1.Background; Defined Terms.  The Background is incorporated herein by this reference.  Any terms used but not defined in this Amendment shall have the meanings ascribed thereto in the Agreement.

2.Warranties.  Following the expiration of the Inspection Period, upon request of any Buyer from time to time, Sellers shall, without any representation or warranty as to the assignability thereof and at Buyers’ sole cost and expense, use commercially reasonable efforts to cooperate with such Buyer to, effective only as of Closing, cause the assignment to, and/or renewal in favor of, such Buyer (or its designee) of all warranties for the portion of the Property to be acquired (or actually acquired) by such Buyer including, without limitation, (i) as to One Ravinia, the Firestone Building Products Company, LLC roof system warranty and the Neogard parking deck coating warranty and (ii) as to the One Overton elevator machine room, the Carlisle Roofing Systems, Inc. roof system warranty.  This Section 2 shall survive the Closing.

3.Resignations. On or prior to Closing, the applicable Seller(s) shall deliver, or shall cause to be delivered, to Buyers the resignation of each designee of Sellers from the Board of Directors of the Ravinia Property Owners Association, Inc., a Georgia nonprofit corporation, and the Overton Park Property Owners Association, Inc., a Georgia nonprofit corporation, and from all officer and committee positions in respect of such associations including, without limitation, any architectural committees, in each case to the extent specifically requested by Buyer and  to the extent Sellers have the ability to cause the same to be executed and delivered.

4.Title Affidavit.  The Agreement is hereby amended by replacing Exhibit J to the Agreement with the Exhibit J attached hereto.

5.Inspection Period.  The Inspection Period is hereby extended such that the same shall expire at 4:00 p.m. Eastern Time Zone (U.S.A.) on April 15, 2021.

6.Miscellaneous.  Except as modified hereby, the Agreement is and shall remain in full force and effect in accordance with its terms.  This Amendment may be executed in as many counterparts as may be required.  Execution and delivery of this Amendment by facsimile or email transmission shall be good and valid execution and delivery for all purposes.

[Signatures appear on next page.]

2

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year written above.

SELLER:

FSP ONE OVERTON PARK LLC,
a Delaware limited liability company

By:	/s/ Jeffrey B. Carter
Name:	Jeffrey B. Carter
Title:	President

FSP ONE RAVINIA DRIVE LLC,
a Delaware limited liability company

By:	/s/ Jeffrey B. Carter
Name:	Jeffrey B. Carter
Title:	President

FSP TWO RAVINIA DRIVE LLC,
a Delaware limited liability company

By:	/s/ Jeffrey B. Carter
Name:	Jeffrey B. Carter
Title:	President

[signatures continue on next page]

BUYER:

ONE OVERTON OWNER, LLC,
a Delaware limited liability company

By:	Overton NR Associates, LLC,
a Delaware limited liability company,
its Sole Member

	By:	CP Ravinia LLC,
a Delaware limited liability company, its Administrative Member

		By:	AJBCDE LLC,
a Delaware limited liability company,
its Sole Member

			By:	/s/ Christopher D. Eachus
			Name:	Christopher D. Eachus
			Title:	Authorized Signatory

ONE RAVINIA OWNER, LLC,
a Delaware limited liability company

By:	Ravinia REIT Associates, LLC,
a Delaware limited liability company,
its Sole Member

	By:	CP Ravinia LLC,
a Delaware limited liability company, its Administrative Member

		By:	AJBCDE LLC,
a Delaware limited liability company,
its Sole Member

			By:	/s/ Christopher D. Eachus
			Name:	Christopher D. Eachus
			Title:	Authorized Signatory

TWO RAVINIA OWNER, LLC,
a Delaware limited liability company

By:	Ravinia REIT Associates, LLC,
a Delaware limited liability company,
its Sole Member

	By:	CP Ravinia LLC,
a Delaware limited liability company, its Administrative Member

		By:	AJBCDE LLC,
a Delaware limited liability company,
its Sole Member

			By:	/s/ Christopher D. Eachus
			Name:	Christopher D. Eachus
			Title:	Authorized Signatory

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is entered into as of April 15, 2021 (“Effective Date”), by and among FSP ONE RAVINIA DRIVE LLC, a Delaware limited liability company, FSP TWO RAVINIA DRIVE LLC, a Delaware limited liability company, and FSP ONE OVERTON PARK LLC, a Delaware limited liability company (“Overton Seller”; each as “Seller” and collectively and jointly and severally, “Sellers”), and ONE OVERTON OWNER, LLC, a Delaware limited liability company (“Overton Buyer”), ONE RAVINIA OWNER, LLC, a Delaware limited liability company (“One Ravinia Buyer”), and TWO RAVINIA OWNER, LLC, a Delaware limited liability company (“Two Ravinia Buyer”) each a “Buyer” and collectively and jointly and severally, “Buyers”), and is acknowledged and agreed by CHICAGO TITLE INSURANCE COMPANY.

BACKGROUND:

A.Sellers and CP Acquisition III, a Florida limited liability company (“Original Buyer”) entered into that certain Purchase and Sale Agreement dated as of March 5, 2021 (the “Original Agreement”) for the sale and purchase of certain property located in Atlanta, Cobb County, Georgia, and Dunwoody, DeKalb County, Georgia, as more particularly described in the Agreement.

B.On April 7, 2021, Original Buyer assigned (a) all of the Original Buyer’s rights in and to the Agreement to acquire the Overton Land and Overton, and the remainder of the Property that is associated with the Overton Land and Overton to Overton Buyer, (b) all of the Original Buyer’s rights in and to the Agreement to acquire the One Ravinia Land and One Ravinia, and the remainder of the Property that is associated with the One Ravinia Land and One Ravinia to One Ravinia Buyer, and (c) all of the Original Buyer’s rights in and to the Agreement to acquire the Two Ravinia Land and Two Ravinia, and the remainder of the Property that is associated with the Two Ravinia Land and Two Ravinia to Two Ravinia Buyer.

C.Sellers and Buyers amended the Original Agreement pursuant to that certain First Amendment to Purchase and Sale Agreement dated as of April 8, 2021 (the “First Amendment”; the Original Agreement, as amended by the First Amendment, the “Agreement”).

D.Sellers and Buyers desire to amend the Agreement pursuant to the terms and conditions of this Amendment.

AGREEMENT:

1.Background; Defined Terms.  The Background is incorporated herein by this reference.  Any terms used but not defined in this Amendment shall have the meanings ascribed thereto in the Agreement.

2.Inspection Period.  Buyer hereby agrees that the Inspection Period has expired, and the Deposit shall be deemed nonrefundable to Buyer, except as otherwise set forth in the Agreement.

3.Closing Condition.  It shall be a condition to Closing that, at the Closing, the Closing Condition is satisfied.  “Closing Condition” means that, effective as of the Closing, Escrow Agent is irrevocably committed to issue, upon payment of a premium at then-current premium rates, (a) an endorsement to Overton Buyer’s owner’s policy of title insurance in the form attached to this Amendment as Exhibit A (the “Owner Endorsement”), (b) an endorsement to Overton Buyer’s owner’s policy of title insurance in the form attached to this Amendment as Exhibit B, and (c) an endorsement to the mortgagee policy of title insurance obtained by Overton Buyer’s lender that is the “mortgagee policy” equivalent of the Owner Endorsement.  In the event the Closing Condition is not satisfied on the Closing Date, then Buyer shall have the option, exercisable by written notice to Sellers, of (y) waiving the unsatisfied Closing Condition, with no deduction from or adjustment of the Purchase Price, or (z) declining to proceed to Closing.  In the latter event, except as expressly set forth herein, all obligations, liabilities and rights of the parties under this Agreement shall terminate, and the Deposit (together with interest thereon) shall be returned to Buyer.  Notwithstanding the foregoing, in the event Escrow Agent indicates that it is unable to issue the endorsements necessary to satisfy the Closing Condition, the Seller shall have the right to replace the Escrow Agent with First American Title Insurance Company (“FATCO”) to act as Escrow Agent and to insure Overton under the Agreement, in which case, subject to the satisfaction of the Closing Condition by FATCO and the issuance of the title insurance policy for Overton by FATCO in the form previously approved by Escrow Agent (with such revisions as may be reasonably requested by Buyer), Buyer shall proceed with the Closing, subject to the remaining terms hereof (including, without limitation, that Buyer shall pay the premium for the title insurance policy issued by FATCO).

4.Miscellaneous.  Except as modified hereby, the Agreement is and shall remain in full force and effect in accordance with its terms.  This Amendment may be executed in as many counterparts as may be required.  Execution and delivery of this Amendment by facsimile or email transmission shall be good and valid execution and delivery for all purposes.

[Signatures appear on next page.]

2

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year written above.

SELLER:

FSP ONE OVERTON PARK LLC,
a Delaware limited liability company

By:	/s/ Jeffrey B. Carter
Name:	Jeffrey B. Carter
Title:	President

FSP ONE RAVINIA DRIVE LLC,
a Delaware limited liability company

By:	/s/ Jeffrey B. Carter
Name:	Jeffrey B. Carter
Title:	President

FSP TWO RAVINIA DRIVE LLC,
a Delaware limited liability company

By:	/s/ Jeffrey B. Carter
Name:	Jeffrey B. Carter
Title:	President

[signatures continue on next page]

BUYER:

ONE OVERTON OWNER, LLC,
a Delaware limited liability company

By:	Overton NR Associates, LLC,
a Delaware limited liability company,
its Sole Member

	By:	CP Ravinia LLC,
a Delaware limited liability company, its Administrative Member

		By:	AJBCDE LLC,
a Delaware limited liability company,
its Sole Member

			By:	/s/ Christopher D. Eachus
			Name:	Christopher D. Eachus
			Title:	Authorized Signatory

ONE RAVINIA OWNER, LLC,
a Delaware limited liability company

By:	Ravinia REIT Associates, LLC,
a Delaware limited liability company,
its Sole Member

	By:	CP Ravinia LLC,
a Delaware limited liability company, its Administrative Member

		By:	AJBCDE LLC,
a Delaware limited liability company,
its Sole Member

			By:	/s/ Christopher D. Eachus:
			Name:	Christopher D. Eachus
			Title:	Authorized Signatory

TWO RAVINIA OWNER, LLC,
a Delaware limited liability company

By:	Ravinia REIT Associates, LLC,
a Delaware limited liability company,
its Sole Member

	By:	CP Ravinia LLC,
a Delaware limited liability company, its Administrative Member

		By:	AJBCDE LLC,
a Delaware limited liability company,
its Sole Member

			By:	/s/ Christopher D. Eachus
			Name:	Christopher D. Eachus
			Title:	Authorized Signatory

ACKNOWLEDGED AND AGREED:

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ Jennifer Haden
Name:	Jennifer Haden
Title:	Escrow Office